S T R U C T U R E D I N V E S T M E N T S

Client Strategy Guide: December 2009 Offerings	Free Writing Prospectus Dated December 9, 2009 Registration Statement Nos. 333-157386, 333-157386-01 Filed Pursuant to Rule 433

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

Client Strategy Guide: December 2009 Offerings	Page 2

Important Information Regarding Offering Documents		page 3
Selected Features & Risk Disclosures		page 4
Structured Investments Spectrum		page 5
Core Offerings
Six Core Investments Offered Each Month
U.S. Equities	Principal Protected Notes based on the S&P 500® Index (SPX) by Citigroup Funding Inc.	page 6
	Buffered PLUSSM based on the S&P 500® Index (SPX) by Citigroup Funding Inc.	page 7
page 8

International Equities	Buffered PLUSSM based on the iShares® MSCI EAFE Index Fund (EFA) by Citigroup Funding Inc.	page 9

Commodities	PLUSSM based on the Dow Jones-UBS Commodity IndexSM by Citigroup Funding Inc.	page 10

Currencies		page 11
Tactical Offerings
Actionable Themes in the Marketplace
U.S. Equities		page 12
	Index LASERSSM based on the Dow Jones Industrial Average IndexSM (DJIA) by Citigroup Funding Inc.	page 13
page 14
page 15
	8% to 10% ELKS® based on General Electric Company (GE) by Citigroup Funding Inc.	page 16

International Equities		page 17

Currencies		page 18
Selected Risks & Considerations		page 19

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 3

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities & Exchange Commission (or SEC), for the offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.

• For Registered Offerings Issued by Citigroup Funding Inc.:	Citigroup Funding Inc.’s CIK on the SEC web site is 0001318281

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 4

Selected Features & Risk Disclosures

Features

Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.

Such features may include:

¡    Varying levels of exposure to potential capital appreciation or depreciation

¡    Returns based on a defined formula

¡    Variety of underlying assets, including equities, commodities, currencies and interest rates

¡    Minimum investment of $1,000; unless otherwise noted

Key Risks

An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments. Please refer to the “Selected Risks & Considerations” section at the end of this brochure for a fuller description of these risk factors.

The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer’s credit risk, dividend rates on any equity underlying asset, and time remaining to maturity. In addition, we expect that the secondary market price of a Structured Investment will be adversely affected by the fact that the issue price of the Structured Investment includes the agent’s commissions and expected profit.

Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer’s ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.

Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

Appreciation potential or participation in the underlying asset may be limited. The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.

Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where principal protection is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer’s ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.

Principal Protected Structured Investments typically do not make periodic interest payments and may not pay more than the principal amount at maturity. Unlike ordinary debt securities, principal protected Structured Investments do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount based upon the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.

You may receive only the principal amount at maturity for Principal Protected Structured Investments. Because the supplemental redemption amount due at maturity on principal protected Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer’s obligations under the Structured Investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the applicable issuer may be adverse to your interest as an investor in the Structured Investment.

The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment you should thoroughly review the particular investment’s prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 5

Structured Investments Spectrum

Structured Investments can be divided into five broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives – Principal Protected, Partial Principal Protected, Enhanced Yield, Leveraged Performance and Access.

Principal Protected Investments combine the return of all principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer’s obligation to repay all principal at maturity.

Partial Principal Protected Investments combine the return of some principal at maturity, subject to the credit risk of the issuer, with the potential for capital appreciation based on the performance of an underlying asset.	▶	May be appropriate for investors who do not require periodic interest payments, are concerned about principal at risk, and who are willing to forgo some upside return in exchange for the issuer’s obligation to repay some principal at maturity.

Enhanced Yield Investments seek to potentially generate current income greater than that of a direct investment in an underlying asset with the investor accepting full exposure to the downside with limited or no opportunity for capital appreciation.	▶	May be appropriate for investors who are willing to forgo some or all of the appreciation in the underlying asset and assume full downside exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

Leveraged Performance Investments allow investors the possibility of capturing enhanced returns relative to an underlying asset’s actual performance within a given range of performance in exchange for giving up returns above the specified cap, in addition to accepting full downside exposure to the underlying asset.	▶	May be appropriate for investors who expect only modest changes in the value of the underlying asset and who are willing to give up appreciation on the underlying asset that is beyond the performance range, and bear the same or similar downside risk associated with owning the underlying asset.

Access Investments provide exposure to a market sector, asset class, theme or investment strategy that may not be easily accessible to an individual investor by means of traditional investments.	▶	May be appropriate for investors interested in diversification and exposure to difficult to access asset classes, market sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 6

Opportunities in U.S. Equities

Principal Protected	¡ Principal Protected Notes based on the S&P 500® Index (SPX)

Strategy Overview

✓  Full principal protection at maturity, subject to issuer credit risk; investors may receive an additional payment based on the performance of the underlying asset, subject to the maximum payment at maturity

✓  May be appropriate for investors who have a moderately bullish outlook on the underlying asset over the investment term, but are concerned about potential loss of principal

Risk Considerations

✓  Principal protection is available only at maturity and is subject to issuer credit risk

✓  Will yield no positive return if the underlying index does not appreciate

✓  Does not provide for current income; no interest payments

✓  Appreciation potential is limited by the maximum payment at maturity

Principal Protected Notes provide investors with exposure to a broad-based U.S. equity market index with no downside risk to the initial investment. They are for investors who are concerned about principal risk and who are willing to forgo yield and upside above a maximum return in exchange for principal protection. The notes are senior unsecured obligations of Citigroup Funding Inc. All payments due on the notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company, and are subject to the credit risk of Citigroup Inc.

Issuer	Citigroup Funding Inc.
Underlying Index	S&P 500® Index (SPX)
Maturity Date	June 24, 2015 (5.5 Years)
Principal Protection	100% at maturity, subject to issuer credit risk
Payment at Maturity per Note

$10 + Supplemental Redemption Amount, if any, subject to the Maximum Payment at Maturity

In no event will the payment at maturity be less than $10 or greater than the Maximum Payment at Maturity per note.

Supplemental Redemption Amount	$10 x Index Percent Change, provided that the Supplemental Redemption Amount will not be less than $0 or greater than $5.50 to $6.50 (to be determined on the pricing date)
Maximum Payment at Maturity	$15.50 to $16.50 per note (155% to 165% of the stated principal amount), to be determined on the pricing date
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Interest	None
Listing	The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$10 per note
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – December 23, 2009.

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 7

Opportunities in U.S. Equities

Leveraged Performance	¡ Buffered PLUSSM based on the S&P 500® Index (SPX)

Strategy Overview

✓  Leveraged exposure to an underlying asset up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity

✓  May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower maximum payment at maturity, for limited protection against depreciation of the underlying asset

Risk Considerations

✓  No principal protection

✓  Full downside exposure to the S&P 500® Index beyond the buffer amount

✓  Appreciation potential is limited to the maximum payment at maturity

✓  Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the value of the asset has decreased by more than a specified buffer amount, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, and (i) if the closing value of the asset has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing value of the asset has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to a minimum payment at maturity. The investor may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the Buffered PLUS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the Buffered PLUS are subject to the credit risk of Citigroup Inc.

Issuer	Citigroup Funding Inc.
Underlying Index	S&P 500® Index (SPX)
Maturity Date	January 9, 2012 (approximately 2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity per Buffered PLUS

•   If the Final Index Value is greater than the Initial Index Value:

o      $10 + the Leveraged Upside Payment

In no event will the payment at maturity exceed the Maximum Payment at Maturity.

•   If the Final Index Value is less than or equal to the Initial Index Value but has decreased from the Initial Index Value by an amount less than or equal to the Buffer Amount of 10%:

o      $10

•   If the Final Index Value is less than the Initial Index Value and has decreased from the Initial Index Value by an amount greater than the Buffer Amount of 10%:

o      ($10 x the Index Performance Factor) + $1.00

This amount will be less than the stated principal amount of $10. However, under no circumstances will the Buffered PLUS pay less than $1.00 per Buffered Plus at maturity.

Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$12.00 to $12.40 per Buffered PLUS (120% to 124% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – December 23, 2009.

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 8

[Information related to offerings to be issued by issuers that are not affiliated with Citigroup Funding Inc. has been redacted.] [This page is intentionally left blank.]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 9

Opportunities in International Equities

Leveraged Performance	¡ Buffered PLUSSM based on the iShares® MSCI EAFE Index Fund (EFA)

Strategy Overview

✓  Leveraged exposure to an underlying asset up to a maximum payment at maturity, with full downside exposure to the extent a decline in the underlying asset exceeds the buffer amount at maturity

✓  May be appropriate for investors who anticipate moderate price appreciation and are willing to exchange some upside exposure compared to a Bull PLUS, either in the form of less leverage or a lower maximum payment at maturity, for limited protection against depreciation of the underlying asset

Risk Considerations

✓  No principal protection

✓  Full downside exposure to the iShares® MSCI EAFE Index Fund beyond the buffer amount

✓  Appreciation potential is limited to the maximum payment at maturity

✓  Does not provide for current income; no interest payments

Buffered PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies while providing limited protection against negative performance by the asset. Once the value of the asset has decreased by more than a specified buffer amount, the investor is exposed to the negative price performance, subject to a minimum payment at maturity. At maturity, if the asset has appreciated, investors will receive the stated principal amount of their investment plus the leveraged upside performance of the underlying asset, subject to the maximum payment at maturity. At maturity, if the asset has depreciated, and (i) if the closing price of the asset has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par or (ii) if the closing price of the asset has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount, subject to a minimum payment at maturity. The investor may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the Buffered PLUS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the Buffered PLUS are subject to the credit risk of Citigroup Inc.

Issuer	Citigroup Funding Inc.
Underlying Shares	Shares of the iShares® MSCI EAFE Index Fund (“EFA”)
Maturity Date	January 9, 2012 (approximately 2 Years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity per Buffered PLUS	• If the Final Share Price is greater than the Initial Share Price: $10 + the Leveraged Upside Payment
In no event will the payment at maturity exceed the Maximum Payment at Maturity.

•    If the Final Share Price is less than or equal to the Initial Share Price but has decreased from the Initial Share Price by an amount less than or equal to the Buffer Amount of 10% from the Initial Share Price:        $10

•     If the Final Share Price is less than the Initial Share Price and has decreased from the Initial Share Price by an amount greater than the Buffer Amount of 10% from the Initial Share Price: ($10 x the Share Performance Factor) + $1.00

This amount will be less than the stated principal amount of $10. However, under no circumstances will the payment at maturity be less than $1.00 per Buffered PLUS.
Leveraged Upside Payment	$10 x Leverage Factor x Share Percent Increase
Share Percent Increase	(Final Share Price – Initial Share Price) / Initial Share Price
Maximum Payment at Maturity	$12.40 to $13.00 per Buffered PLUS (124% to 130% of the stated principal amount), to be determined on the pricing date
Minimum Payment at Maturity	$1.00 per Buffered PLUS (10% of the stated principal amount)
Share Performance Factor	Final Share Price / Initial Share Price
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – December 23, 2009.

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 10

Opportunities in Commodities

Leveraged Performance	¡ PLUSSM based on the Dow Jones-UBS Commodity IndexSM

Strategy Overview

✓  Leveraged upside exposure within a certain range of price performance and the same downside risk as a direct investment with 1-for-1 downside exposure

✓  May be appropriate for investors anticipating moderate appreciation on the Dow Jones-UBS Commodity IndexSM and seeking enhanced returns within a certain range of index performance, in exchange for an appreciation limited to the maximum payment at maturity

Risk Considerations

✓  No principal protection

✓  Full downside exposure to the Dow Jones-UBS Commodity IndexSM

✓  Appreciation potential is limited to the maximum payment at maturity

✓  Does not provide for current income; no interest payments

PLUS offer leveraged exposure to a wide variety of assets and asset classes, including equities, commodities and currencies. These investments allow investors to capture enhanced returns relative to the asset’s actual positive performance. The leverage typically applies only for a certain range of price performance. In exchange for enhanced performance in that range, investors generally forgo performance above a specified maximum return. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the asset on the valuation date. The PLUS are not principal protected. The PLUS are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the PLUS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the PLUS are subject to the credit risk of Citigroup Inc.

Issuer	Citigroup Funding Inc.
Underlying Commodity Index	Dow Jones-UBS Commodity IndexSM
Maturity Date	June 28, 2011 (approximately 18 Months)
Leverage Factor	300%
Leveraged Upside Payment	$1,000 × Leverage Factor × Index Percent Increase
Index Percent Increase	(Final Index Value - Initial Index Value) / Initial Index Value
Maximum Payment at Maturity	$1,240 to $1,300 per PLUS (124% to 130% of the stated principal amount), to be determined on the pricing date
Payment at Maturity per PLUS

•      If the Final Index Value is greater than the Initial Index Value:

o      $1,000 + Leveraged Upside Payment

        In no event will the payment at maturity exceed the Maximum Payment at Maturity.

•      If the Final Index Value is less than or equal to the Initial Index Value:

o      $1,000 × Index Performance Factor

This amount will be less than or equal to the stated principal amount of $1,000 and could be zero. There is no minimum payment at maturity on the PLUS.

Index Performance Factor	Final Index Value / Initial Index Value
Listing	The PLUS will not be listed on any securities exchange.
Issue Price/Stated Principal Amount	$1,000 per PLUS
Expected Pricing Date[1]	This offering is expected to close for ticketing on Tuesday – December 22, 2009.

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 11

[This page is intentionally left blank.]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 12

[This page is intentionally left blank.]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 13

Opportunities in Equities

Leveraged Performance	¡ Index LASERSSM based on the Dow Jones Industrial AverageSM

Strategy Overview

✓   Index LASERSSM allow investors to capture returns matching the underlying index’s actual positive performance and provide some protection against loss should the underlying index have a negative performance

✓   The limited loss protection only applies if the underlying index does not decline in value below a predetermined percentage at any time during the term of the Index LASERSSM

✓   Index LASERSSM can potentially outperform the underlying index due to the fixed percentage return, if at all times the value of the underlying index is above the predetermined percentage

Risk Considerations

✓   No principal protection

✓   Full downside exposure to Dow Jones Industrial AverageSM after the underlying equity index falls to or below the predetermined percentage

✓   Does not provide for current income; no interest payments

Index LASERSSM offer exposure to a wide variety of index types, including equity and commodity indexes. These investments allow investors to capture returns matching the underlying index’s actual positive performance and provides some protection against loss should the underlying index have a negative performance. The limited loss protection only applies if the underlying index does not decline in value below a predetermined percentage at any time (including intra-day values) during the term of the LASERS. There is full exposure to a decline in the value of the underlying index if the value of the underlying index dips below a predetermined percentage at any time, including intra-day values. At maturity, an investor will receive an amount in cash that may be more or less than the principal amount based upon the closing value of the underlying index on the valuation date and based upon the value of the underlying index at all times after the pricing date up to and including the valuation date. The Index LASERSSM are not principal protected. The Index LASERSSM are senior unsecured obligations of Citigroup Funding Inc., and any payments due on the Index LASERSSM are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the Index LASERSSM are subject to the credit risk of Citigroup Inc.

Issuer	Citigroup Funding Inc.
Underlying Index	Dow Jones Industrial AverageSM (DJIA)
Maturity Date	January 9, 2013 (approximately 3 Years)
Principal Protection	None
Coupon	None
Payment at Maturity	$10 + Index Return Amount, which may be positive, zero or negative
Fixed Percentage	10% to 14%. The actual Fixed Percentage will be determined on the pricing date.
Index Return Amount per Index LASERSM

•        If the value of the Underlying Index is greater than 60% of its Initial Index Value at all times after the Pricing Date up to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal:

o      $10 × (the greater of (x) Index Percent Change and (y) Fixed Percentage)

•        If the value of the Underlying Index is less than or equal to 60% of its Initial Index Value at any time after the Pricing Date up to and including the valuation date (whether intra-day or at the close of trading on any index business day), the Index Return Amount will equal:

o      $10 × Index Percent Change

This amount could be less than or equal to the stated principal amount of $10 and could be zero. There is no minimum payment at maturity on the Index LASERSSM

Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Listing	The Index LASERSSM will not be listed on any securities exchange
Issue Price/Stated Principal Amount	$10 per Index LASERSSM
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – December 23, 2009.

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 14

[This page is intentionally left blank.]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 15

[This page is intentionally left blank.]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 16

Opportunities in U.S. Equities

Enhanced Yield	¡ 8% to 10% ELKS® based on General Electric Company (GE)

Strategy Overview

✓   Relatively short-term yield enhancement strategy that offers above market, fixed monthly coupons in exchange for full downside exposure to the underlying equity and, in most cases, no appreciation potential on the underlying equity. Investors will realize appreciation potential only if the underlying equity falls to or below the downside threshold price and at maturity (or on the valuation date of the cash election is made) closes above its initial equity price

✓   ELKS offer limited protection against a decline in the price of the underlying equity at maturity only if the underlying equity does not fall to or below the predetermined downside threshold price at any time on any trading day during the investment term

✓   Monthly coupon is paid regardless of the performance of the underlying equity

Risk Considerations

✓   No principal protection

✓   Full downside exposure to the underlying equity if the underlying equity falls to or below the downside threshold price at any time on any trading day during the investment term

✓   No participation in any appreciation of the underlying equity unless the underlying equity breaches the downside threshold price at any time on any trading day during the investment term and at maturity (or on the valuation date if the cash election is made) closes above its initial equity price

✓   If the underlying equity falls to or below the downside threshold price at any time on any trading day during the investment term and at maturity closes below the initial equity price, the ELKS will redeem for shares of the underlying equity, or the equivalent cash value, with a value less than the initial investment

ELKS offer a short-term, enhanced yield strategy that pays a periodic, above-market, fixed rate coupon (per annum) in return for the risk that the ELKS will redeem for a fixed number of shares of the underlying equity (or, at your option, the cash value of those shares) at maturity, if the trading price of the underlying equity is less than or equal to the downside threshold price at any time on any trading day from but excluding the pricing date to and including the valuation date (whether intra-day or at the close of trading on any day). The value of these shares may be less than the stated principal amount of the investor’s initial investment and could be zero, and, except in limited circumstances, the investor has no opportunity to participate in any increase in the price of the underlying equity. Alternatively, if the price of the underlying equity never declines to or below the downside threshold price from but excluding the pricing date to and including the valuation date, the ELKS will return the stated principal amount at maturity. The coupon is paid regardless of the performance of the underlying equity. The ELKS are not principal protected. The ELKS are a series of unsecured senior debt securities issued by Citigroup Funding. Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company. All payments on the ELKS are subject to the credit risk of Citigroup Inc.

Issuer	Citigroup Funding Inc.
Underlying Equity	General Electric Company common stock
Maturity Date	January 26, 2011 (13 Months)
Principal Protection	None
Coupon	8% to 10% per annum. The actual Coupon will be determined on the pricing date.
Coupon Payment Date	Monthly, on the 26th of each month, beginning on January 26, 2010
Payment at Maturity per ELKS

For each $10 ELKS: (1) a fixed number of shares of the Underlying Equity equal to the Equity Ratio (or, if you exercise your cash election right, the cash value of those shares based on the closing price of the Underlying Equity on the valuation date) if the trading price of the Underlying Equity at any time on any trading day (whether intra-day or at the close of trading on any day) from but excluding the pricing date to and including the valuation date declines to or below the Downside Threshold Price (to be determined on the pricing date), or (2) $10 in cash.

Downside Threshold Price	75%of the Initial Equity Price (the closing price of the underlying equity on the pricing date)
Equity Ratio	$10 divided by the Initial Equity Price, subject to antidilution adjustments for certain corporate events.
Issue Price/Stated Principal Amount	$10 per ELKS
Listing	The ELKS will not be listed on any securities exchange
Expected Pricing Date[1]	This offering is expected to close for ticketing on Wednesday – December 23, 2009.

[1]

Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 17

[This page is intentionally left blank.]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 18

[This page is intentionally left blank.]

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 19

Selected Risks & Considerations

An investment in Structured Investments involves a variety of risks. Structured Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured Investment, including the risks related to the underlying asset(s) to which the Structured Investment is linked.

The following are general risks applicable to most types of Structured Investments:

Issuer Credit Risk

All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a Structured Investment are subject to the credit risk of the applicable issuer and the issuer’s credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer’s ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market’s view of the applicable issuer’s credit risk. Any decline in the applicable issuer’s credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment. Furthermore, unless issued as market-linked certificate of deposit, Structured Investments are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer’s credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent’s commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

Liquidity Risk

There may be little or no secondary market for a particular Structured Investment and you should be prepared to hold your investments until maturity. If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan Stanley Smith Barney or any other broker dealer were not to make a market in Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results

The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 20

Conflicts of Interest

The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

The economic interests of the calculation agent may be potentially adverse to the investors. In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the period interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging & Trading Activity

Hedging and trading activity by the calculation agent and its affiliates could potentially adversely affect the value of the Structured Investments. We expect that the calculation agent and its affiliates for a particular Structured Investment will carry out hedging activities related to that Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The calculation agent and their affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the Structured Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions & Hedging Profits

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which a market-maker is willing to purchase Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer’s obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the principal of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009

Client Strategy Guide: December 2009 Offerings	Page 21

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Dean Witter Asia Limited; in Singapore by Morgan Stanley Dean Witter Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Dean Witter Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. Incorporated., which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for “wholesale clients” within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

“PLUSSM” is a service mark of Morgan Stanley.

“Standard & Poor’s®,” “S&P®” and” “S&P 500®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Morgan Stanley. The securities are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the securities.

“Dow Jones,” “UBS,” “Dow Jones–UBS Commodity IndexSM,” “DJ-UBSSM” and “DJ-UBSCISM” are service marks of Dow Jones & Company, Inc. and UBS AG, and have been licensed for use for certain purposes by Morgan Stanley. The securities based on the Dow Jones-UBS Commodity Index, are not sponsored, endorsed, sold or promoted by Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, and none of Dow Jones, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation regarding the advisability of investing in the securities.

iShares® is a service mark of Barclays Global Investors.

LASERSSM is a registered service mark of Citigroup Global Markets Inc.

ELKS® is a registered service mark of Citigroup Global Markets Inc. and has been licensed for use by Morgan Stanley.

Copyright © by Morgan Stanley 2009, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. Incorporated, or Citigroup Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.	December 2009